Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266015

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 1, 2022)

538,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,188,875 Shares of Common Stock

Applied UV, Inc.

We are offering 538,000 shares of our common stock, par value $0.0001 per share, directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price of the shares is $1.60.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AUVI.” On March 26, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.56.

We are also offering pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,188,875 shares of our common stock to certain purchasers whose purchase of a common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant is equal to the price per share of common stock being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

In addition, we are offering 518,065 warrants (the “Private Placement Warrants”) in a concurrent private placement, with each Private Placement Warrant having the right to purchase one (1) share of common stock. The Private Placement Warrants are exercisable six (6) months from the closing date of this offering and will expire 5.5 years from the issuance date. The Private Placement Warrants have an initial exercise price of $16.00 per share. The Private Placement Warrants and the shares of common stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The final public offering price of the shares of common stock and Pre-Funded Warrants was determined through negotiation between us, Aegis Capital Corp. (the “Placement Agent”), and the investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

The aggregate market value of our outstanding shares of common stock held by non-affiliates, or public float, was approximately $8,373,160 based on 3,072,558 outstanding shares of common stock as of March 27, 2024 (a date that is within 60 days of the date of this prospectus supplement), of which approximately 3,055,898 shares are held by non-affiliates, and a per share price of $2.74, based on the last sale price of our common stock on January 26, 2024, a date that is within 60 days prior to the date of this prospectus supplement. During the 12 calendar months prior to and including the date of this prospectus supplement, we sold $27,224 of securities pursuant to General Instruction I.B.6 of Form S-3. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3, is equal to approximately $2,763,829. In no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million pursuant to General Instruction I.B.6 of Form S-3.

We engaged Aegis Capital Corp. as our exclusive placement agent to place the securities offered by this prospectus supplement. The Placement Agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below.

Max Munn, our founder and Chief Executive Officer, has voting control over approximately 76.6% of our voting power of our outstanding voting stock and therefore we currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of The Nasdaq Stock Market LLC (“Nasdaq”).

We intend to use the proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$1.60	$1.5999	$2,762,881.11
Placement agent fees (7%)(1)	$0.112	$0.112	$193,401.68
Proceeds, before expenses, to us	$1.488	$1.4879	$2,569,479.43

(1)	Represents a cash fee equal to 7% of the aggregate purchase price paid by investors in this offering. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for a description of the compensation to be received by the Placement Agent.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants or Private Placement Warrants.

Sole Placement Agent

Aegis Capital Corp.

The date of this prospectus supplement is March 27, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement or any prospectus supplement or amendment thereof. Neither we, nor the Placement Agent, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Placement Agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of thereof or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus in this prospectus supplement, we are referring to both parts of this document combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement, which supersedes the information in the accompanying prospectus. This prospectus supplement contains information about the securities offered in this offering and may add, update or change information in the accompanying prospectus. Before you invest in any of the securities offered under this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of common in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Placement Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

Throughout this prospectus supplement, unless otherwise designated or the context suggests otherwise,

●	generally, when we refer to this prospectus in this prospectus supplement, we are referring to both the prospectus supplement and the prospectus combined;

●	all references to the “Company,” the “registrant,” “AUVI,” “Applied UV,” “we,” “our,” or “us” in this prospectus mean Applied UV, Inc., a Nevada corporation, unless we state otherwise or the context indicates otherwise;

●	“year” or “fiscal year” means the year ending December 31st; and

●	all dollar or $ references, when used in this prospectus, refer to United States dollars.

S-ii

PROSPECTUS Supplement SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Prospectus Supplement Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Corporate Overview

Applied UV, Inc. (“AUVI”) was incorporated in Delaware on February 26, 2019. On October 25, 2023, AUVI re-domesticated from the State of Delaware to the State of Nevada pursuant to that certain Agreement and Plan of Merger dated as of September 1, 2023 (the “Merger Agreement,” and such merger, the “Merger”), by and between the Company and Applied UV, Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“Applied UV, Inc. (Nevada)”). The Merger involved the Company merging with and into Applied UV, Inc. (Nevada), with Applied UV, Inc. (Nevada) as the surviving corporation and the successor to the Company.

AUVI operates through two wholly owned subsidiaries, SteriLumen, Inc. (“SteriLumen”) and Munn Works, LLC (“MunnWorks”). SteriLumen was incorporated in New York on December 8, 2016. MunnWorks was organized as a limited liability company in New York on November 9, 2012.

Business and Corporate History

AUVI is a leading sales and marketing company that develops, acquires, markets and sells proprietary surface and air disinfection technology focused on improving indoor air quality (IAQ), specialty LED lighting and luxury mirrors and commercial furnishings, all of which serves clients globally in the healthcare, commercial and public venue, hospitality, food preservation, cannabis, education, and winery vertical markets.

With its established, strategic manufacturing partnerships and alliances, including Canon, Acuity, Johnson Controls, USHIO, Siemens, Grainger, and a global network of 89 dealers and distributors in 52 countries, 47 manufacturing representatives, and 19 U.S.-based internal sales representatives, AUVI offers a complete suite of products through SteriLumen and MunnWorks.

SteriLumen owns, brands, and markets a portfolio of research-backed and clinically proven products utilizing advanced UVC Carbon, Broad Spectrum UVC LED’s, and photo-catalytic oxidation (PCO) pathogen elimination technology, branded as Airocide ™, Scientific Air™, Airoclean™ 420, Lumicide™, PUROAir, PUROHealth, PURONet, and LED Supply Company. Sterilumen’s proprietary platform suite of patented surface and air technologies offers one of the most complete pathogen disinfection platforms including mobile, fixed, and HVAC systems and software solutions interconnecting its entire portfolio suite into the IoT, allowing customers to implement, manage and monitor IAQ measures recommended by the EPA across any enterprise. Additionally, the Lumicide™ platform applies the power of ultraviolet light (UVC) to destroy pathogens automatically, addressing the challenge of healthcare-acquired infections in several patented designs for infection control in healthcare. LED Supply Company is a full-service, wholesale distributor of LED lighting and controls throughout North America.

MunnWorks manufactures and sells custom luxury and backlit mirrors, conference room and living spaces furnishings.

Our global list of Fortune 100 end users, including Kaiser Permanente, NY Health+Hospitals, MERCY Healthcare, University of Chicago Medical, Baptist Health South Florida, New York City Transit, Samsung, JB Hunt, Boston Red Sox’s Fenway Park, JetBlue Park, France’s Palace of Versailles, Whole Foods, Del Monte Foods, U.S. Department of Veterans Affairs, Marriott, Hilton, Four Seasons and Hyatt, and more. For information on AUVI and its subsidiaries, please visit www.applieduvinc.com. The information on, or that may be accessed through, our website is not a part of this prospectus.

Air Disinfection Solutions & LED Lighting: Airocide, Scientific Air, PURO and LED Supply Co.

In February of 2021, we acquired all the assets and assumed certain liabilities of Akida Holdings, LLC (“Akida”). At the time of the acquisition, Akida owned the Airocide™ system of air purification technologies, originally developed for the National Aeronautics and Space Administration (“NASA”) with assistance from the University of Wisconsin at Madison, that uses a combination of UVC and a proprietary, titanium dioxide based photocatalyst that has helped to accelerate the reopening of the global economy with applications in the hospitality, hotel, healthcare, nursing home, grocer, wine, commercial building and retail sectors. The Airocide™ system has been used by brands such as NASA, Whole Foods, Dole, Chiquita, Opus One, Sub-Zero Refrigerators and Robert Mondavi Wines. Akida had contracted KES Science & Technology, Inc. (“KES”) to manufacture, warehouse and distribute the Airocide™ system and Akida’s contractual relationship with KES was assigned to and assumed by us as part of the acquisition.

On September 28, 2021, we acquired all the assets and assumed certain liabilities of KES. At the time of the acquisition, KES was principally engaged in the manufacturing and distribution of the Airocide™ system of air purification technologies and misting systems. KES also had the exclusive right to the sale and distribution of the Airocide™ system in certain markets. This acquisition consolidated all of manufacturing, sale and distribution of the Airocide™ system under the SteriLumen brand and expanded our market presence in food distribution, post-harvest produce, wineries and retail sectors. We sell our products throughout the United States, Canada and Europe.

The Airocide™ system of air purification technologies, originally developed for the National Aeronautics and Space Administration (“NASA”) with assistance from the University of Wisconsin at Madison, uses a combination of UVC and a proprietary, titanium dioxide based photocatalyst to eliminate airborne bacteria, mold, fungi, viruses, volatile organic compounds and many odors. The core Airocide™ technology has been in use on the International Space Station and is based on photo-catalytic oxidation (PCO), a bioconversion process that continuously converts damaging molds, microorganisms, dangerous pathogens, destructive volatile organic chemicals (VOCs) and biological gasses into harmless water vapor. Unlike other air purification systems that provide “active” air cleaning, ozone producing systems, ionization or “photo-electrochemical oxidation,” Airocide’s™ nanocoating technology permanently bonds titanium dioxide to the surface of the catalytic bed. This permits the perpetual generation of surface-bound (OH-) radicals over the large surface area created by their advanced geometric design and prevents the generation and release of ozone and other harmful byproducts. The proprietary formulation and methods for creating the catalyst are the basis of Airocide’s™ competitive advantage, making it the only consistently robust, highly effective, ozone free PCO technology on the market. Airocide™ has been tested over the past 12 years by governmental agencies such as NASA, the National Renewable Energy Laboratory, independent universities including the University of Wisconsin, Texas Tech University, and Texas A&M, as well as air quality science laboratories. Airocide™ technology is listed as a FDA Class II Medical Device, making it a suitable for providing medical grade air purification in critical hospital use cases. Airocide™ Product lines include APS (consumer units), the GCS and HD lines (commercial units that will include the Sterilumen App to bring connectivity, reporting and asset management to our suite of products). The APS series provides true choice, low maintenance filter-less PCO or a filtered PCO air purification option ideal for restaurants, conference rooms, residential and small business or home office spaces. The GCS series is suitable for larger public spaces and enclosed rooms that may have high occupancy such as offices, waiting rooms and hotel lobbies, and airport gate areas. The HD series is the most powerful, providing two-stage purification for fast sanitization of larger or industrial spaces such as sporting venues and locker rooms, airports, museums, winery cellars, warehouses, and food-processing facilities. All Airocide™ products also extend the life of any perishables like fruit, produce or flowers.

On October 13, 2021, we acquired substantially all of the assets of Old SAM Partners, LLC f/k/a Scientific Air Management, LLC, which owned a line of air purification technologies (“Scientific Air”). The Scientific Air product line uses a combination of UVC and a proprietary, patented system to eliminate airborne bacteria, mold, fungi, viruses, volatile organic compounds, and many odors without producing any harmful by-products. Scientific Air’s products are well suited for larger spaces within a facility due to the higher air flow of these units. The units are also mobile with industrial grade casters, allowing for movement throughout a facility to address increased bio burden from larger meetings or increased human traffic. Both of these key items extend our Airocide line, creating a comprehensive air disinfection portfolio that spans from small to large spaces and mobile applications. Scientific Air’s products are currently sold predominantly in North America and into the healthcare market.

PURO Lighting

On January 26, 2023, we acquired PURO Lighting LLC (“PURO”) and its operating subsidiaries (the “PURO Acquisition”) pursuant to an agreement and plan of merger dated December 19, 2022 (the “PURO Merger Agreement”).

PURO Lighting was founded in 2019 with the goal of using light technology to promote health and wellness within spaces. Today PURO provides a suite of UV disinfection systems that have the ability to disinfect air and surfaces in commercial and industrial spaces. They focus their sales efforts in three primary verticals: Education, Government, and Healthcare.  The acquisition of Puro Lighting, LLC adds PUROHealth and PURONet - a powerful suite of products used in education, government, and healthcare that incorporates UV Lighting and a HVAC monitoring software platform. With its UL listed and patented portfolio of independently tested (Resinnova Labs) synergistic surface and air disinfection technologies that help facility managers protect against multiple pathogens; PURO opens new opportunities for cross marketing sales to existing distribution channels. Additionally, the potential to inter-connect our entire portfolio of disinfection technology solutions into the IoT will provide our customers with both products and smart tools to manage and monitor indoor air quality (IAQ) across any enterprise. PURO’s proprietary platform suite of patented technologies offers the most complete pathogen disinfection platform including mobile, fixed and HVAC systems and solutions allowing companies to implement the IAQ measures recommended by the EPA.  PURO boast a strong domestic sales network with reps in 43 states, and distribution in all 50 states.  Their product offerings encompass a range of innovative solutions, including UVC systems for air handling, in-room continuous disinfection using cutting-edge Far-UVC technology, and specialized surface disinfection solutions designed specifically for the healthcare industry.

The Puro Acquisition further positions the Company to address a growing air disinfection market trend that aligns with the White House “Clean Air Initiatives” implemented during the height of the COVID 19 pandemic designed to protect consumers and businesses against existing and future airborne pathogens allowing economies globally to remain open. The merged entities have proven applications that can now be included in improving IAQ at the facility level, including HVAV systems in public, government, municipal, retail spaces and buildings. The Puro Acquisition positions AUVI to be one of the only companies in the world to offer a complete air and surface disinfection platform that includes consumer, fixed and mobile, and commercial applications that are research backed, clinically tested and that are used by global Fortune 100 end users in multiple verticals.

LED Supply Company

On January 26, 2023, we acquired LED Supply Co. LLC (“LED Supply”) and its operating subsidiaries (the “LED Acquisition”) pursuant to an agreement and plan of merger dated December 19, 2022 (the “LED Merger Agreement”).

Founded in 2009, LED Supply is a national, Colorado-based company that provides design, distribution and implementation services for lighting, controls and smart building technologies. LED Supply continues to expand its market reach with a focus on new types of energy efficiency and sustainable technologies. Along with its robust e-commerce component, LED Supply has recently taken the next step in revenue growth by repositioning itself as a preferred supplier for not only the latest in LED technologies, but the source for emerging technologies and product categories that the construction and retrofit market need; from electric vehicle charging to smart home technology, emergency and safety equipment and much more.

We see synergies across our entire air and surface disinfection portfolio. First, we look to leverage Airocide’s global distribution capabilities to facilitate the sale of Scientific Air’s and PURO’s offerings internationally. Second, we look to leverage PURO’s strength in healthcare to pull through existing Airocide™ units, creating a broad healthcare product line, from small clinics, patient rooms and doctor’s offices to larger spaces such as nursing stations, waiting rooms and cafeterias. Third, we look to leverage the national MunnWorks hospitality reach with leading luxury hotel chain operators to pull through our entire air and surface disinfection portfolio (Airocide™ and Lumicide™) as well as PURO’s offerings into future hotel, condo and other renovation, upgrade and remodeling projects. Fourth, we will look to work with Canon Virginia, Inc.’s (“CVI”) extensive field support team to promote the sale of our products as well as service capabilities. Finally, we look to incorporate PUROAir, PUROHealth and PURONet (a powerful suite of products used in healthcare that incorporates UV Lighting and a HVAC monitoring software platform) into our IoT integration plans via the Sterilumen App across our entire platform connecting all our units, thereby creating a leading smart asset management, reporting and control system tool that can be incorporated across all enterprises.

Market Opportunity

According to Research and Markets, the UV disinfection market is expected to reach $9 billion by 2027 as technology continues to improve and the focus on stopping the spread of contagious diseases increases. According to the Center for Disease Control (CDC) states that 1 in 31 patients have at least one Hospital Associated Infection (HAI) annually and that 3 million serious infections occur every year in long-term care facilities. Losses from contagious infections, pathogens, and viruses cost the U.S. economy more than $270 billion every year as per the CDC: $28 billion lost through HAIs; $225 billion in lost productivity due to absenteeism; and $25 billion in losses due to student and teacher absenteeism. Scientists globally have been advocating improving air quality post pandemic, significantly boosting global adoption to control airborne pathogen transmission.  Governments globally are mandating health agencies to address improving indoor air quality (IAQ) via grants and mechanisms to ease visitation and protect facilities against future pathogen.

Indoor air quality (IAQ) has become an even more important issue as world economies transition beyond the COVID 19 pandemic. In 2021, 39 scientists reiterated the need for a “paradigm shift” and called for improvements in, “how we view and address the transmission of respiratory infections to protect against unnecessary suffering and economic losses.”  In mid-2022, the industry began to see this seismic shift from pandemic-related mobile apparatuses to complete systems within systems for facilities designed to monitor, improve, and report on a more permanent basis.  While there are opportunities for mobile systems, our emphasis will be on this growing market trend.

In addition to this, the global air purifier market size is set to grow exponentially. It was valued at $9.24 billion in 2021 and is predicted to grow to approximately $22.84 billion by 2030. According to Precedence Research, the immense demand for air purification and sterilization in the US will be driven by the commercial sector.

Sterilumen’s product portfolio is one of the only research-backed, clinically proven pure-play air and surface disinfection technology companies with international distribution and globally recognized end users, with product developed for NASA.  In addition to the numerous recognized research institutions and globally recognized names who published the reports that were completed by the acquired companies, Airocide was independently proven to kill SARS, MERSA and Anthrax.  Sterilumen’s air purification (Airocide, Scientific Air & PURO Lighting) and surface disinfection (Lumicide) were independently tested and proven to kill both Candida Auris (Resinnova Laboratories) and SARS CoV-2 (COVID-19) (MRIGlobal), MRSA (Resinnova Laboratories), Salmonella enterica (Resinnova Laboratories) and Escherichia coli (Resinnova Laboratories).

Our goal is to build a company that successfully designs, develops, and markets our air and surface disinfection solutions that will enable US and global economies to implement “Clean Air” initiatives aimed at improving indoor air quality (IAQ) as recommended by the U.S. Environmental Protection Agency. We will seek to achieve this goal by having our products actively involved in the following activities:

(a)  Focus on key target verticals that have proven business use cases, including:

●	Post-Harvest and Distribution/Logistics from ”farm-to-table” (Winery, Dairy, Meat and Seafood)

●	Food Preservation

●	Hospitals, Long-Term Care and Dental

●	Commercial (HVAC)

●	Hospitality

●	Hotels and Restaurants

●	Education

●	Sports Arenas

●	Cannabis

●	Correctional Facilities

(b) In addition to further developing Airocide, Scientific Air, PURO, Lumicide and LED Supply specific sales efforts, we intend to leverage the Company’s hospitality business (MunnWorks) for cross-selling opportunities of our air purification and surface disinfectant solutions and products. Our initial research indicates that the key stakeholders in this market value the asset management and reporting capabilities of our platform and provide key points of differentiation.

(c) We aim to also expand our global distributor channels into new markets not currently served.

(d) We will and continue scientific validation through lab testing and data from real world deployments, including publish case studies in peer reviewed journals.

Manufacturing

In an effort to improve operationally, after analyzing each of the points in our supply chain to tighten integration to optimize inventory, improve quality control and mitigate against supply chain disruptions that were witnessed globally throughout the pandemic, on December 18th, 2022, we announced that we signed a strategic manufacturing and related services agreement with CVI, a global manufacturing, engineering and technical operation for the Canon family and a wholly owned subsidiary of Canon U.S.A, Inc. The agreement establishes CVI’s status as the primary manufacturer, assembler and logistical authority for our entire suite of air purification solutions. The Manufacturing Agreement, the first of a series of anticipated agreements, enables us to leverage the resources of CVI’s two million-square-foot state-of-the-art engineering, manufacturing and distribution facility. We plan to leverage CVI’s almost 40 years of innovative and efficient production methods to manufacture our patented, FDA Class II Listed Airocide PCO commercial and consumer devices, as well as the patented advanced Activated Carbon UVC and HEPA Mobile disinfection Scientific Air portfolio. From an R&D perspective, working closely with Canon, we are also beginning to formulate our new product roadmap and making substantial improvements to our entire line of mobile and fixed air purification products, further differentiating our patented PCO and UVC Carbon based solutions from that of our competition. We also plan to collaborate with Canon Financial Services, Inc. to enable better cash flow management in regard to its growing supply chain requirements. Further, we will look to work with CVI’s extensive field support team to promote the sale of our products, as well as service capabilities.

Employees

As of March 27, 2024, we had 131 employees.

Corporate Information

Our principal executive offices are located at 150 N. MacQuesten Parkway, Mount Vernon, NY 10550. Our website address is www.applieduvinc.com.

Controlled Company

Max Munn, our founder and Chief Executive Officer, has voting control over approximately 76.6% of our outstanding voting stock and therefore we currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq. Upon the closing of this offering, Mr. Munn will own approximately 69.4% of the voting power of our outstanding voting stock.

As long as Mr. Munn owns at least 50% of the voting power of our Company, we will be a “controlled company” as defined under the Nasdaq rules.

For so long as we are a controlled company under that definition, we are permitted to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

SUMMARY OF THE OFFERING

Common stock offered by us	538,000 shares of common stock at a price of $1.60 per share.

Common stock to be outstanding after the offering(1)	4,799,433 shares of common stock (assuming exercise of all the Pre-Funded Warrants)

Pre-Funded Warrants	We are also offering Pre-Funded Warrants to purchase up to 1,188,875 shares of our common stock to certain purchasers whose purchase of a common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant is $1.6799, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Use of Proceeds	We intend to use the net proceeds from this offering to help fund recent large orders within the Smart Building Technologies division from customers including: Siemens, Sherwin Williams, and Arco Murray. See the section of this prospectus supplement titled “Use of Proceeds” beginning on page S-12.

Listing	Our common stock and our Series A Preferred Stock trade on The Nasdaq Capital Market under the symbols “AUVI” and “AUVIP,” respectively.

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page S-9 of this prospectus supplement before deciding whether or not to invest in shares of our common stock.

Transfer Agent and Registrar	Vstock Transfer, LLC

Concurrent Private Placement	In a concurrent private placement, we are selling to the purchasers of securities in this offering the Private Placement Warrants to purchase up to 518,065 shares of our common stock at an initial exercise price of $16.00 per share. We will receive proceeds from such warrants solely to the extent they are exercised for cash. The Private Placement Warrants and the shares of our common stock issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Private Placement Warrants will become exercisable six (6) months from issuance and will expire five years and six months from the issuance date. See “Private Placement Transaction.”

Placement Agent	We have engaged Aegis Capital Corp. as our exclusive placement agent in connection with this offering. Aegis Capital Corp. is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page S-19 of this prospectus supplement.

(1) As of March 27, 2024 and excludes:

●	4,626 shares of our Common Stock issuable upon the exercise of vested and exercisable options granted pursuant to the Applied UV, Inc. 2020 Omnibus Incentive Plan; and

●	1,539 shares of our Common Stock issuable upon the exercise of vested and exercisable warrants.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	no exercise of outstanding options or warrants described above; and

●	no exercise of the Private Placement Warrants and Pre-Funded Warrants issued in the concurrent private placement and this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the risks listed below and other information included and incorporated by reference in this prospectus supplement and accompanying prospectus.  There may also be risks of which we are currently unaware, or that we currently regard as immaterial based on the information available to us that later prove to be material.  If any of these risks occur, our business, operating results and financial condition could be seriously harmed, the trading price of our common stock could decline, and you could lose some or all of your investment.

Risks Related to our Business

Geopolitical tensions and conflicts in the Middle East, specifically the Israel-Hamas war, may lead to global economic instability and adversely affect supply chains, which may adversely impact our operations, financial conditions and business prospects.

While we do not have any direct operations or significant sales in the Middle East, geopolitical tensions and ongoing conflicts in the region, particularly between Israel and Hamas, may lead to global economic instability and fluctuating energy prices that could materially affect our business. It is not possible to predict the broader consequences of the Israel-Hamas war, including related geopolitical tensions, and the measures and actions taken by other countries in respect thereof, which could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. While it is difficult to predict the impact of any of the foregoing, the Israel-Hamas war may increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition and results of operations.

Risks Related to this Offering

We may not be able to maintain the listing of our common stock on Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.

Any delisting determination by Nasdaq could seriously decrease or eliminate the value of an investment in our common stock and other securities linked to our common stock. While a listing on an over-the-counter exchange could maintain some degree of a market in our common stock, we could face substantial material adverse consequences, including, but not limited to, the following: limited availability for market quotations for our common stock; reduced liquidity with respect to and decreased trading prices of our common stock; a determination that shares of our common stock are “penny stock” under the SEC rules, subjecting brokers trading our common stock to more stringent rules on disclosure and the class of investors to which the broker may sell the common stock; limited news and analyst coverage for our Company, in part due to the “penny stock” rules; decreased ability to issue additional securities or obtain additional financing in the future; and potential breaches under or terminations of our agreements with current or prospective large stockholders, strategic investors and banks. The perception among investors that we are at heightened risk of delisting could also negatively affect the market price of our securities and trading volume of our common stock.

Our management team will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of any proceeds from the offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that is not effective or does not yield a favorable, or any, return for you.

Investors in this offering may experience future dilution as a result of this and future securities offerings.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock. Investors purchasing other securities of ours in the future could obtain rights superior to those of existing investors, and the price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price of the securities.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts cover our common stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Risks Relating to Ownership of the Securities

Purchasers of our common stock will incur immediate dilution.

Purchasers of shares of common stock in this offering will experience immediate and substantial dilution because the purchase price of the common stock will be higher than the net tangible book value per share of the outstanding common stock immediately after this offering. In addition, purchasers will experience dilution, which may be substantial, when we issue additional shares of common stock that we are permitted or required to issue under options, our stock equity incentive plans or other employee or director compensation plans. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.  See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

The Pre-Funded Warrants are speculative in nature and may never have any value.

Commencing on the date of issuance, holders of Pre-Funded Warrants may exercise their rights to acquire our common stock and pay an exercise price per share equal to $0.0001 per share, subject to certain adjustments, without expiration. Following this offering, the market value of the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market price of our common stock will ever equal or exceed their imputed offering price.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants to purchase shares of our common stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of Pre-Funded Warrants will have no rights as a common stockholder until such holders exercise their Pre-Funded Warrants and acquire our common stock.

Until holders of Pre-Funded Warrants acquire shares of our common stock upon exercise of such warrants, holders of the Pre-Funded Warrants will have no rights with respect to the shares of our common stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable and will have no expiration date and by means of payment of the nominal cash purchase price upon exercise. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock. See “Dividend Policy.”

You should consult your own independent tax advisor regarding any tax matters arising with respect to the Securities offered in this offering.

Participation in this offering could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE. IN ADDITION, ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE “PROMOTION OR MARKETING” OF THE MATTER(S) ADDRESSED HEREIN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM YOUR OWN INDEPENDENT TAX ADVISOR.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $2.4 million, after deducting the Placement Agent fee and estimated offering expenses payable by us. We expect to use the net proceeds from this offering to help fund recent large orders within the Smart Building Technologies division from customers including: Siemens, Sherwin Williams, and Arco Murray.

The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business, including potentially the acquisition of, or investment in, businesses, technologies or products that complement our existing business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

DILUTION

Purchasers of our securities in this offering will experience an immediate and substantial dilution in the net tangible book value of their shares of our common stock. Dilution in net tangible book value represents the difference between the public offering price per share of common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after the offering.

The historical net tangible book value of our common stock as of September 30, 2023 was ($22,388,904) or ($56.83) per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of our common stock outstanding as of that date.

After giving effect to the issuance of 2,678,577 shares sold after September 30, 2023 and prior to the date of this prospectus, our pro forma net tangible book value as of September 30, 2023 would have been approximately ($17,408,150) or approximately $(5.67) per share of our common stock.

After giving effect to the sale of 1,726,875 shares of common stock in this offering at a public offering price of $1.60 per share (assuming exercise of all Pre-Funded Warrants) and after deducting underwriter discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value as of September 30, 2023, would have been ($15,113,560) or approximately ($3.15) per share of our common stock. This represents an immediate increase in pro forma net tangible book value per share of $53.68 to the existing stockholders and an immediate dilution in pro forma net tangible book value per share of $4.75 to new investors. We determine dilution by subtracting the pro forma as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a share of common stock in this offering. The following table illustrates this per share dilution to new investors:

Public offering price per share		$1.60
Historical net tangible book value per share as of September 30, 2023	$(56.83)
Increase in net tangible book value per share attributable to the pro forma adjustments described above	$51.16
Pro forma net tangible book value per share as of September 30, 2023	$(5.67)
Increase in pro forma net tangible book value per share after giving effect to the offering	$2.52
Pro forma as adjusted net tangible book value per share as of September 30, 2023 after the offering	$(3.15)
Dilution per share to investors in this public offering		$4.75

After completion of this offering (assuming the exercise of all Pre-Funded Warrants), our existing stockholders would own approximately 64% and our new investors would own approximately 36% of the total number of shares of our common stock outstanding after this offering.

The above discussion and table are based on shares of our common stock outstanding as of September 30, 2023 and excludes (i) 4,626 shares of our common stock issuable upon exercise of outstanding vested options and (ii) 1,539 shares of our common stock issuable upon exercise of other outstanding warrants.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 538,000 shares of our common stock and 1,188,875 Pre-Funded Warrants to purchase shares of our common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our Common Stock are described in the section entitled “Description of Securities” beginning on page 8 of the accompanying prospectus.

We currently have authorized 150,000,000 shares of common stock, par value $0.0001 per share. As of March 27, 2024, there were 3,072,558 shares of common stock outstanding held of record by 22 stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Pre-Funded Warrants will be issued in certificated form only.

Duration and exercise price

Each Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.0001. The Warrants are immediately exercisable and have an indefinite term. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 9.99% (or, at the election of the purchaser, 4.99%) of the outstanding shares of Common Stock immediately after exercise, except that upon prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless exercise

The Pre-Funded Warrants may be exercised, in whole or in part, by means of cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a Pre-Funded Warrant or the rights thereunder may be transferred or assigned, in whole or in part. The ownership of the Pre-Funded Warrants and any transfers of the Pre-Funded Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange listing

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of shares of common stock and Pre-Funded Warrants in this offering, we will issue and sell to the investors in this offering the Private Placement Warrants to purchase up to an aggregate of 518,065 shares of Common Stock at an exercise price equal to $16.00 per share.

The Private Placement Warrants and the shares of Common Stock issuable upon the exercise of such warrants have not been registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are instead being offered pursuant to an exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. Accordingly, purchasers may only sell the private placement warrants and the shares of Common Stock issued upon exercise of the private placement warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The following sets forth the material terms of the Private Placement Warrants.

Exercisability. The Private Placement Warrants are immediately exercisable, subject to registration, and will expire 5 years from the closing date of this offering. Each of the Private Placement Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our Common Stock subscribed for upon such exercise (except in the case of a cashless exercise as discussed below). If a registration statement registering the issuance of the shares of our Common Stock underlying the Private Placement Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Private Placement Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the Private Placement Warrants. No fractional shares of our Common Stock will be issued in connection with the exercise of a Private Placement Warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Private Placement Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Private Placement Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The initial exercise price of the Private Placement Warrants is $16.00 per share. The exercise price and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, dilutive issuances or similar events.

Alternative Cashless Exercise. At any time the Private Placement Warrant is outstanding, after Shareholder Approval (as defined in the Private Placement Warrant) is obtained the holder may also effect an “alternative cashless exercise” in addition to a “cashless exercise.” In such event, the aggregate number of warrant shares issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (i) the aggregate number of warrant shares that would be issuable upon exercise of the Private Placement Warrant in accordance with the terms of the Private Placement Warrant if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (ii) 0.5. Notwithstanding anything herein to the contrary, on the Termination Date (as defined in the Private Placement Warrant), the Private Placement Warrant shall be automatically exercised via cashless exercise pursuant to Section 2(c) of the Private Placement Warrant.

Adjustments for Subsequent Offerings. If, at any time while the Private Placement Warrants are outstanding, the Company issues, sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition), or, is deemed to have issued or sold, any shares of Common Stock or Common Stock Equivalents (as defined in the Private Placement Warrants) (excluding any Excluded Securities (as defined in the Warrants) issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the exercise price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then the exercise price then in effect shall be reduced to an amount equal to the New Issuance Price and the number of shares of Common Stock issuable upon exercise of the Private Placement Warrants shall be proportionately adjusted such that the aggregate exercise price of the Private Placement Warrants on the initial issuance date for the Private Placement Warrant shares then outstanding shall remain unchanged; provided that the New Issuance Price shall not be less than $1.56 (subject to adjustment for share combination events) (the “Floor Price”). Notwithstanding the foregoing, if one or more Dilutive Issuances occurred prior to the Shareholder Approval being obtained and the reduction of the exercise price was limited by the Floor Price, once the Shareholder Approval is obtained, the exercise price will automatically be reduced to equal the lowest New Issuance Price with respect to any Dilutive Issuance that occurred prior to the Shareholder Approval being obtained. If the Company enters into a variable rate transaction, the Company shall be deemed to have issued shares of Common Stock or share of Common Stock Equivalents at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised. “Shareholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the shareholders of the Company or board of directors in lieu thereof: (a) to render inapplicable the Floor Price, thereby giving full effect to the adjustment in the exercise price and/or number of shares of Common Stock underlying the Private Placement Warrants following any Dilutive Issuance, (b) to consent to any adjustment to the exercise price and/or number of shares of Common Stock underlying the Private Placement Warrants in the event of a Share Combination Event (as defined in the Private Placement Warrants (c) to consent to the voluntary adjustment, from time to time, of the exercise price of any and all currently outstanding warrants, (d) to consent to a decrease in the Exercise Price to $0.78 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Securities Purchase Agreement, and subject to further adjustment herein) and a corresponding increase in the number of shares underlying the Private Placement Warrant, (e) to consent to the amendments to the Series A Warrants and Series B Warrants issued in connection with offering that closed November 16, 2023 as contemplated in the Series A/B Warrant Amendments, (f) to consent to the alternative cashless exercise option in Section 2(c) and (g) of the Private Placement Warrant to consent to render inapplicable any limits on adjustments to the exercise price for the Series A Warrants and the Series B Warrants contained in the Series A/B Warrant Amendments, including without limitation, thereby giving full effect to the adjustment of the exercise price of the Series A Warrants and the Series B Warrants, and corresponding increases in the number of warrants shares thereto, that will take effect upon the exercise price adjustment set forth in the warrant agreement, as contemplated by clause (d) above.

Share Combination Event Adjustments. Subject to Shareholder Approval, if at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the five consecutive trading days following the date of such event (the “Event Market Price”) is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such period and the number of warrant shares issuable shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the date of issuance. If one or more share combination events occurs prior to the requisite Shareholder Approval being obtained and a reduction of the exercise price is effected prior to the Shareholder Approval being obtained, then the exercise price will automatically be reduced to the lowest Event Market Price with respect to any share combination event that occurred prior to the Shareholder Approval being obtained and the issuable shares will automatically be adjusted to equal the highest such number with respect to any share combination event that occurred prior to the Shareholder Approval being obtained.

Shareholder Approval. Within twenty (20) days of April 1, 2024, the Company shall obtain the written consent of a majority of its shareholders covering the Shareholder Approval and file with the SEC and deliver to shareholders of the Company, a written information statement containing the information specified in Schedule 14C detailing such Shareholder Approval. Effective immediately following receipt of the Shareholder Approval, (i) the exercise price shall be reduced to the lower of (A) the then existing exercise price and (B) $0.78 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the securities purchase agreement that was entered into between the Company and the investors in this offering, and subject to further adjustment herein), and (2) the number of Warrant shares issuable upon exercise of the Warrant hereunder shall be increased such that the aggregate exercise price payable hereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the Warrant shares then outstanding.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Private Placement Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Private Placement Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Private Placement Warrants, in the event of such fundamental transaction, the Company will at the option of the holder of the Private Placement Warrant purchase the Warrant at a price equal to the Black Scholes value of the remaining unexercised portion of the Private Placement Warrants on the date of consummation of such fundamental transaction.

Variable Rate Transactions. For a one year period following the closing of the offering, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a variable rate transaction. Notwithstanding the foregoing, this prohibition does not prohibit the Company from entering into a transaction that includes features substantially similar to the adjustments described above under “—Adjustment for Subsequent Offerings and —Share Combination Event Adjustments”; provided such features are no more favorable to any investor in such subsequent transaction than as set forth under such headings.

Rights as a Shareholder. Except as otherwise provided in the Private Placement Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Private Placement Warrant does not have the rights or privileges of a holder of our shares of Common Stock, including any voting rights, until the holder exercises the Private Placement Warrant.

Warrant Certificate. The Private Placement Warrants will be issued in certificated form.

Transferability.  Subject to applicable laws, the Private Placement Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for listing of the Private Placement Warrants s on any exchange or market.

Governing Law. The Private Placement Warrants are governed by New York law.

Amendments to Series A and Series B Warrants

In connection with the offering, the Company entered into the Series A/B Warrant Amendment with the holders of the Series A Warrants and the Series B Warrants, which Amendment amends the original terms of the Series A Warrants and Series B Warrants to include, among other things, that effective immediately following receipt of the Shareholder Approval, (1) the exercise price will be reduced to the lower of the then existing exercise price of the Series A Warrants and Series B Warrants and $0.78 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the securities purchase agreement entered into between the Company and the investors in this offering, and subject to further adjustment therein), and (2) the number of shares underlying the Series A Warrant and Series B Warrant issuable upon exercise will be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the Series A Warrant shares and the Series B Warrant shares, as applicable, then outstanding.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated as of March 27, 2024, we have engaged Aegis Capital Corp. to act as our exclusive Placement Agent to solicit offers to purchase the applicable securities offered by this prospectus supplement. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “best efforts” to arrange for the sale of all of the securities offered hereby. We have entered into securities purchase agreement directly with all the investors in connection with this offering for the sale of all of the securities offered hereby (and the issuance of the Private Placement Warrants, which are not being offered herein, but are being issued in a separate concurrent offering, exempt from registration under the Securities Act).

The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about April 1, 2024.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 7% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. Pursuant to the placement agency agreement, we will agree to reimburse the Placement Agent for certain out-of-pocket expenses of the Placement Agent payable by us, in an aggregate amount not to exceed $75,000.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$1.60	$1.5999	$2,762,881.11
Placement agent fees (7%)	$0.112	$0.112	$193,401.68
Proceeds, before expenses, to us	$1.488	$1.4879	$2,569,479.43

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the Placement Agent commission, will be approximately $300,000, all of which are payable by us. This figure does not include, among other things, the Placement Agent’s fees and expenses (including the legal fees, costs and expenses for the Placement Agent’s legal counsel) up to $75,000.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus supplement in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the securities purchase agreement. A copy of the placement agency agreement and the securities purchase agreement with the purchasers will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Information We Incorporate By Reference.”

Tail Fee

If within twelve (12) months following the consummation of this offering, we complete any financing of equity, equity-linked, convertible or debt financing or any other capital raising activity with, or receive any proceeds from, any of the investors contacted or introduced to us by the Placement Agent during the engagement term, then the Company shall pay to the Placement Agent upon the closing of such financing or receipt of such proceeds 7% of such proceeds.

Lock-Up Agreements

In addition, pursuant to certain “lock-up” agreements (each, a “Lock-Up Agreement”) that were required to be entered into as a condition to the closing of the offering, our officers and directors have agreed, for a period from April 1, 2024 until December 24, 2024, not to engage in any of the following, whether directly or indirectly: offer to sell, sell, contract to sell pledge, grant, lend or otherwise transfer or dispose of our common stock or any securities convertible into or exercisable or exchangeable for common stock of the Company (the “Lock-Up Securities”); enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities; enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities subject to customary exceptions; or publicly disclose the intention to do any of the foregoing.

Company Standstill

From the date hereof until December 23, 2024, subject to certain exceptions, we may not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in clauses (a) or (b) above.

Certain Relationships

The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions. Aegis has previously acted as the underwriter for firm commitment public offerings that closed June 21, 2023 and November 16, 2023 for which Aegis received compensation.

Discretionary Accounts

Aegis has informed us that it does not expect to make sales to accounts over which it exercises discretionary authority in excess of five percent (5%) of the securities being offered in this offering.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer, LLC, whose address is 18 Lafayette Place, Woodmere, NY 11598 and telephone number is (212) 828-8436.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “AUVI.” On March 26, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.56.

EXPERTS

The consolidated financial statements of Applied UV, Inc., and subsidiaries incorporated in this prospectus by reference to the Annual Report on Form 10-K for the years ended December 31, 2022 and December 31, 2021 have been so incorporated in reliance on the report of Mazars USA LLP, an independent registered public accounting firm, as set forth in their report thereon, given on the authority of said firm as experts in auditing and accounting. The combined financial statements of PURO Lighting, LLC and LED Supply Co. LLC for the fiscal years ended December 31, 2021 and 2020 incorporated in the prospectus by reference to our Current Report on Form 8-K filed with the SEC on February 1, 2023 as amended by the Form 8-K/A filed with the SEC on February 2, 2023, the Form 8-K/A filed with the SEC on February 13, 2023 and the Form 8-K/A filed with the SEC on April 10, 2023 and related to the Company’s acquisition of PURO and LED Supply have been so incorporated in reliance on the report of Mazars USA LLP, an independent registered public accounting firm, as set forth in their report thereon, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus supplement will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York. Kaufman & Canoles, P.C., Norfolk, Virginia is acting as counsel to the Placement Agent with respect to the offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) with the Securities and Exchange Commission under the Securities Act with respect to the shares of our common stock offered by this prospectus supplement. This prospectus supplement is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be obtained from the web site that the Securities and Exchange Commission maintains at www.sec.gov. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the offering of the securities is terminated:

●	The Registrant’s Amendment to Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on July 12, 2022;

●	The Registrant’s Amendment to Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 22, 2023;

●	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 18, 2023;

●	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 17, 2023;

●	The Registrant’s Schedule 14A filed with the SEC on April 18, 2023;

●	The Registrant’s Schedule 14C filed with the SEC on October 2, 2023;

●	The Registrant’s Schedule 14C filed with the SEC on December 26, 2023;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on July 13, 2022, July 14, 2022, July 18, 2022, August 17, 2022, October 14, 2022, December 15, 2022, December 20, 2022, December 23, 2022, December 28, 2022, January 11, 2023, January 31, 2023, February 1, 2023, February 2, 2023, February 2, 2023, February 7, 2023, February 13, 2023, February 28, 2023, March 9, 2023, April 10, 2023, April 14, 2023, May 30, 2023, June 23, 2023, August 28, 2023, November 1, 2023, November 17, 2023, December 18, 2023, February 15, 2024 and March 15, 2024; and

●	The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A12B filed with the SEC on July 27, 2021 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will not, however, incorporate by reference in this prospectus supplement or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, at no charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. Written or telephone requests should be directed to: Applied UV, Inc. 150 N. Macquesten Parkway, Mount Vernon, NY 10550, telephone number (914) 665-6100, Attention: Chief Financial Officer.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 1, 2022

PROSPECTUS

$50,000,000

Applied UV, Inc.

Common Stock
Preferred Stock
Warrants
Debt Securities
Rights

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AUVI.” On June 30, 2022, the last reported sale price of our common stock was $2.27 per share. Our 10.5% Series A Cumulative Perpetual Preferred is listed on The Nasdaq Capital Market under the symbol “AUVIP.” On June 30, 2022, the last reported sale price of such preferred stock was $24.76 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 7 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company.”

You should read carefully and consider the “Risk Factors” referenced on page 7 of this prospectus, as well as those contained in the applicable prospectus supplement and in the documents that are incorporated by reference herein or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings and selling security holders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we or selling security holders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference, and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and “our company” mean, collectively, Applied UV, Inc. and its subsidiaries.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus and the applicable prospectus supplement carefully, especially the section entitled “Risk Factors” contained herein and therein and the documents incorporated by reference herein and therein, as well as the consolidated financial statements and the notes to the consolidated financial statements incorporated in this prospectus by reference. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

The Company

Overview

Applied UV is focused on the development, acquisition and commercialization of technology that address air purification and infection control in the cannabis, food preservation, winery, healthcare, hospitality, schools, correctional facilities, dental and long-term care, dairy, and consumer markets. The Company offers science-based solutions and products in air purification under the Airocide and Scientific Air Management brand and label and disinfection of hard surfaces under the Lumicide brand and label. MunnWorks, our subsidiary focuses on the hospitality market, manufactures and supplies furniture, fine decorative framed mirrors, framed art, and vanities. MunnWorks provides us cross-selling opportunities for our Airocide and Lumicide products. Applied UV is a holding company. Our current operating companies are SteriLumen and MunnWorks.

Air Purification Solutions: Airocide Air Purification

On February 8, 2021 we acquired substantially all of the assets of Akida Holdings LLC (“Akida”), which owned the Airocide™ system of air purification technologies for $7.88 million, consisting of $0.76 million in cash and 1.375 million shares of our Common Stock (the “Acquisition”) with a fair market value of $7.12 million. Prior to the Acquisition, Akida granted KES Science & Technology, Inc. (“KES”) a non-exclusive irrevocable royalty free license (the “KES License”) to manufacture and sell products based on Airocide™ technology in the United States and Canada for use in the commercial food preservation and preparation market, and the cannabis/hemp market. KES also manufactures, distributes and provides technical support for our Airocide™ products pursuant to certain service agreements (the “KES Service Agreements”). At the closing of the KES Acquisition, the KES Service Agreements were assigned to us and we assumed all of the obligations under the KES Service Agreements.

On September 28, 2021, we acquired substantially all of the assets of KES, including the assignment of contracts related to the supply chain management and sale of the Airocide™ system of air purification technologies, for $4.3 million in cash and 300,000 shares of our common stock with a fair market value of $1,959,000 (the “KES Acquisition”). The KES Acquisition along with the Acquisition provides us with all of the rights, title and interest to the Airocide™ system of air purification technologies, including all of the rights KES had under the KES Service Agreements.

The Airocide™ system of air purification technologies, originally developed for the National Aeronatuics and Space Administration (“NASA”) with assistance from the University of Wisconsin at Madison, uses a combination of UVC and a proprietary, titanium dioxide based photocatalyst to eliminate airborne bacteria, mold, fungi, viruses, volatile organic compounds and many odors. We believe Airocide™ can provide solutions to accelerate the reopening of the global economy with applications in the hospitality, hotel, healthcare, nursing homes, grocer, wine, commercial buildings and retail sectors. The Airocide™ system has been used by brands such as DelMonte, Kroger, Opus One, and in March 2021 the Boston Red Sox agreed with SteriLumen to install an Airocide™ system at Fenway Park and JetBlue Park.

The core Airocide™ technology has been in use on the International Space Station and is based on photo-catalytic oxidation (PCO), a bioconversion process that continuously converts damaging molds, microorganisms, dangerous pathogens, destructive volatile organic chemicals (VOCs) and biological gasses into harmless water vapor.

Unlike other air purification systems that provide “active” air cleaning, ozone producing systems, ionization or “photo-electrochemical oxidation”, Airocide’s nanocoating technology permanently bonds titanium dioxide to the surface of the catalytic bed. This permits the perpetual generation of surface-bound (OH-) radicals over the large surface area created by their advanced geometric design and prevents the generation and release of ozone and other harmful byproducts. The proprietary formulation and methods for creating the catalyst are the basis of Airocide’s competitive advantage, making it the only consistently robust, highly effective, ozone free PCO technology on the market.

Airocide™ has been tested over the past 12 years by governmental agencies such as NASA, the National Renewable Energy Laboratory, independent universities including the University of Wisconsin, Texas Tech University and Texas A&M, and air quality science laboratories. Airocide technology is listed as a FDA class II medical device, making it suitable for providing medical grade air purification in critical hospital use cases. Airocide® product lines include: APS (consumer units) and the GCS and HD lines (commercial units) and will enable the commercial units with the SteriLumen App to bring connectivity, reporting and asset management to our air purification products.

The APS series provides true choice, low maintenance filter-less PCO or a filtered air purification option ideal for restaurants, conference rooms, residential and small business or home office spaces. The GCS series is suitable for larger public spaces and enclosed rooms that may have high occupancy such as offices, waiting rooms and hotel lobbies, and airport gate areas. The HD series is the most powerful, providing two-stage purification for fast sanitization of larger or industrial spaces such as sporting venues and locker rooms, airports, museums, winery cellars, warehouses and food-processing facilities. All Airocide™ products also extend the life of any perishables like fruit, produce or flowers.

Scientific Air

On October 13, 2021, we acquired substantially all of the assets of Old SAM Partners, LLC F/K/A Scientific Air Management, LLC (“Old SAM”), which owned a line of air purification technologies (“Scientific Air”) for a purchase price of $9.5 million in cash and 200,000 fully vested shares of our Common Stock (the “Vested Shares”) and 200,000 shares of our Common Stock that are subject to vesting (the “Earnout Shares”) (the “’SciAir’ Acquisition”). The number of shares of Common Stock included in the purchase price was based on a per share value of $10.00. With respect to the Vested Shares and the Earnout Shares, the Acquisition agreement provided that we would pay additional cash compensation to Scientific Air if the if the 20 day average price of our common stock was below $10.00 on April 14, 2022, in the case of the Vested Shares or March 31, 2023, in the case of the Earnout Shares. Such amounts were payable only if Old SAM or its affiliates owned Vested Shares or Earnout Shares on the applicable determination date. As described below, Old SAM and certain of its affiliates have relinquished their right to all 400,000 Vested Shares and Earnout Shares.

On March 31, 2022 we entered into a Settlement Agreement (the “Settlement Agreement”) with Old SAM and the members thereof who executed the Settlement Agreement (collectively, the “Old SAM Parties”), pursuant to which the Old SAM Parties relinquished all of their right, title and interest in any of the Vested Shares and the Earnout Shares and no longer have the right to any additional cash consideration as described above. The Settlement Agreement also contains a mutual release of all claims we and the Old SAM parties have against each other, other than claims related to certain consulting agreements executed in connection with Acquisition. The Settlement Agreement was not the result of any litigation, and no claims were filed by us against any of the Old SAM Parties or by any of the Old SAM Parties against us.

The Scientific Air product line uses a combination of UVC and a proprietary, patented system to eliminate airborne bacteria, mold, fungi, viruses, volatile organic compounds and many odors without producing any harmful by- products. Scientific Air’s products are well suited for larger spaces within a facility due to the higher air flow of these units. The units are also mobile with industrial grade casters, allowing for movement throughout a facility to address increased bio burden from larger meetings or increased human traffic. Both of these key items extend our Airocide line, creating a comprehensive air disinfection portfolio that spans from small to large spaces and mobile applications.

Scientific Air’s products are currently sold predominantly in North America and into the healthcare market. We see a number of bidirectional synergies. First, we look to leverage Airocide’s global distribution capabilities to start distributing Scientific Air’s products internationally. Second, we look to leverage Scientific Air’s strength in healthcare to pull through existing Airocide units, creating a broad healthcare product line, from small clinics, patient rooms and doctor’s offices to larger spaces such as nursing stations, waiting rooms and cafeterias. Scientific Air currently leverages one of the largest healthcare distributors in North America, which is a relationship we intend to further develop to increase our customer base and revenue. Finally, we look to implement our IoT integration to our platform for connecting all our units via the SteriLumen App, creating smart asset management, reporting, and control across enterprises.

Both our Airocide and Scientific Air Management brands are sold globally in 52 countries through approximately 52 distribution channels including master distributors, dealers, and sales representatives.

Market Opportunity

Our goal is to build a company that successfully designs, develops and markets our air and surface disinfection solutions that will enable US and global economies to re-open and provide safe environments during and following the pandemic. We will seek to achieve this goal by having our products actively involved in the following activities:

●	Focus on key target verticals that have proven business use cases including:

●	Cannabis

●	Food Preservation

●	Healthcare

●	Winery

●	Hospitality

●	Schools

●	Correctional Facilities

●	Dental and Long-Term Care

●	Consumer Markets

●	In addition to further developing Airocide, Scientific Air, and Lumicide specific sales efforts, we intend to leverage the Company’s hospitality business (MunnWorks) for cross-selling opportunities of our air purification and surface disinfectant solutions and products. Our initial research indicates that the key stakeholders in this market value the asset management and reporting capabilities of our platform and provide key points of differentiation.

●	Expand our global distributor channels into new markets not currently served.

●	Continue scientific validation through lab testing and data from real world deployments; publish case studies in peer reviewed journals.

●	Leverage domestic contract manufacture to eliminate the global supply chain and logistics disruption.

We are also prioritizing our opportunities in additional market segments:

Cruise Line Bathrooms. Because of the close quarters inside most cruise line cabins, pathogens can easily be spread amongst passengers, especially on long voyages where cruise line bathrooms have more use and may not be cleaned before the end of the trip. Our SteriLumen App could provide an important means for disinfecting cruise line bathrooms, keeping track of cleanliness during voyages, and decreasing the spread of germs in the cruise liner.

Restaurants. Given the need to prevent foodborne illness, restaurants are constantly urging staff to wash their hands and are required by public health authorities to keep their premises as clean and germ-free as possible. There is an opportunity to become part of upscale restaurants’ strategy to demonstrate dedication and commitment to customers and health department to reduce the spread of infections within their establishment.

Consumer. We look to expand our consumer marketplace reach with our Airocide brand and we plan to expand digital marketing activities to gain greater market share.

Surface Disinfection Solutions: Lumicide

The Company’s Lumicide brand of products are unique, patented, and automated disinfecting systems that rely on LEDs in the “C” range of the ultraviolet spectrum (UVC). Lumicide offers configurable options for placement of the UVC LEDs in a wide variety of fixtures including but not limited to vanities, restrooms, above desks or along countertops. Lumicide disinfects hard surfaces within 12 to 24 inches of the unit, generating adequate energy required to kill pathogens in a typical disinfection cycle at extremely low power measured in milliwatts. Lumicide has been tested by ResInnova Laboratories, an International Antimicrobial Council certified BSL-2 testing facility (“ResInnova”).

Our product platform includes the following attributes:

●	Focus on high-contamination surfaces Focuses on pathogens that accumulate on the sink area, including handles, faucets, backsplash and in the drain.

●	Germicidal UVC LEDs. The UVC LEDs in our devices have demonstrated destruction of the most clinically relevant pathogens causing HAIs as well as destruction of SARS-CoV-2, the virus causing COVID-19.

●	Automatic operation. A built-in programmable controller within the unit ensures operation for the appropriate UVC dosage required to conduct four logs pathogen destruction and is not dependent on manual operation. Its functionality is expandable and may become a source for recurring income through additional data reporting, leasing and maintenance of add-on elements.

●	Continuous operation. Works in pre-programmed cycles that can be managed by an on-board programmable controller. The motion detectors enclosed within each device allow continuous disinfection of high contamination areas as long as room occupants are outside a safe distance of the device. Research has shown that microbes can rebound to pre-disinfection levels within two hours following manual cleaning and disinfection. Lumicide products operating continuously mitigate pathogen regeneration.

●	Safety. Built-in redundant motion sensors automatically shut off when movement is detected within range of the UVC light, or failure of motion sensors on the unit, eliminating safety concerns about UVC exposure. Once there is no movement in the room for programmed time period, Lumcide comes back on to restart and continue its cycle.

We currently have five product lines incorporating Lumicide including:

(i)	disinfecting drain device (in market);

(ii)	disinfecting shelf, is a ribbon that can be installed above a sink, beneath an existing bathroom mirror, or above other high-contamination risk surfaces (in market);

(iii)	disinfecting back-lit mirror (in development);

The Company has pursued validation of its platform in both laboratory and real clinical settings. Devices were independently tested in 2017, before the pandemic, and again in 2020 at ResInnova Laboratories, an International Antimicrobial Council certified BSL-2 testing facility. The disinfecting mirror and disinfecting drain devices were found to be effective in killing (3-4 log reductions) the most infectious and clinically important pathogens including C. difficile, methicillin resistant staphylococcus aureus (MRSA), E. Coli, and OC43 human coronavirus, a strain structurally and genetically similar to SARS-CoV-2 and accepted as a surrogate for that virus. The Company is also sponsoring a study at Mount Sinai and its Icahn School of Medicine on the effectiveness of Lumicide in patient bathrooms in a New York hospital in the Mount Sinai system. Mount Sinai has agreed to provide the results of their study in a report to be issued in the third quarter of 2022 as well as publishing their results in an academic, peer reviewed journal.

Integrating Our Solutions Through Our SteriLumen App

The SteriLumen application enables IoT connectivity using Wi-Fi, Bluetooth, and other RF technology for continuous transmission of use and functionality data for collection and analysis. The SteriLumen App provides remote asset management and full visibility into the operation of our devices as well as efficacy reporting on the cycles that have run and subsequent cleanliness status. The application also enables Smart Maintenance, with LED cartridge lifecycle alerts, fault detection/reports and other automatic system updates. We expect to launch the SteriLumen App in Q4 2022.

Hospitality Segment

Through our subsidiary, MunnWorks, we manufacture, and supply furniture, custom designed decorative framed mirrors, framed art, and bathroom vanities primarily to the hospitality market. We supply the major hotel brands in North America including hotel chains such as Hilton Hotels & Resorts, the various Hyatt branded hotels, the various Marriott branded hotels, Four Seasons Hotels and Resorts and the subsidiary hotel brands for each of these major brands. We have a national sales force and an established distribution network for hotels and restaurants in every major market in the United States and have begun to develop a distribution network for the assisted living market. These distribution networks will also be a significant asset for cross selling and recommending our Airocide and Lumicide products and solutions, as those networks will be utilized for marketing and sales. On March 25, 2022 MunnWorks acquired substantially all of the assets of VisionMark, LLC, which in the business of manufacturing and selling furniture to the hospitality industry. This acquisition will expand our offerings beyond fine mirrors to include furnishings and enable MunnWorks to compete head-to-head in new construction and remodeling in the luxury hospitality market.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

●	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

●	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates, or issue more than $1.07 billion of non-convertible debt over a three-year period. So long as we remain an emerging growth company, we may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Corporate Information

Our principal executive offices are located at 150 N. Macquesten Parkway, Mount Vernon, NY 10550. Our website address is www.applieduvinc.com. We do not incorporate the information on or accessible through our website into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 7, 2022 (after filing Form NT 10-K on April 1, 20220 and incorporated herein by reference, and (ii) our most recent quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2022 filed with the SEC on May 23, 2022 (after filing Form NT 10-Q on May 12, 2022) and incorporated herein by reference, and (iii) our current reports on Form 8-K and other documents we file with the SEC from time to time that are deemed incorporated by reference into this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities from offerings under this prospectus for capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies, investments and general corporate purposes, including working capital unless the applicable prospectus supplement states otherwise. General corporate purposes may include working capital,. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds. We would not receive proceeds from sales by our security holders.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for sale. Certain holders of our securities, as well as their transferees, pledgees, donees, or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time common stock, preferred stock, debt securities, warrants to purchase any such securities, or any combination of the foregoing.

In this prospectus, we refer to the common stock, preferred stock, debt securities, and warrants to be sold by us collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF SECURITIES

The following summary description of our common stock is based on the provisions of our amended certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This information is qualified entirely by reference to the applicable provisions of our amended certificate of incorporation and bylaws. For information on how to obtain copies of our amended certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus. In this section entitled “Description of Securities,” references to “we,” “us,” “our,” and “our company” refer only to Applied UV, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants or other rights registered in their own names, on the books that we or any applicable trustee or warrant or rights agent maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in warrants issued in book-entry form through one or more depositaries.

General

Our authorized capital stock consists of 150,000,000 shares of our common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share, including 1,250,000 shares designated as 10.5% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) and 10,000 shares designated as Series X Super Voting Preferred Stock (the “Super Voting Preferred Stock”). As of March 31, 2022, there were 12,888,174 shares of our common stock outstanding, 552,000 shares of our Series A Preferred Stock outstanding and 2,000 shares of our Super Voting Preferred Stock outstanding.

Common Stock

Voting Rights

Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation, as amended, does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Dividends

Holders of common stock are entitled to share ratably in any dividends declared by our Board of Directors, subject to any preferential dividend rights of any outstanding preferred stock. We have never declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the foreseeable future.

Preemptive Rights

Holders of common stock do not have any preemptive rights with respect to any shares that we may issue in the future. Thus, we may sell shares of our common stock without first offering them to the then holders of common stock.

Liquidation

In the event of any liquidation or dissolution of our company, whether voluntary or involuntary, the holders of our common stock would be entitled to receive pro rata, after payment of all our debts and liabilities, all of our assets available for distribution, subject to the rights of the holders of any preferred stock which may be issued with a priority in liquidation or dissolution over the holders of common stock.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “AUVI.”

Exclusive Forum

Our Certificate of Incorporation, as amended provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Company’s Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors or officers, which may discourage lawsuits against us or our directors or officers. Our Certificate of Incorporation also provides that this choice of forum provision does not apply to claims arising under federal securities laws.

Anti-Takeover Provisions

Statutory Business Combination Provision. Delaware has adopted a “business combination” statute (Section 203 of the DGCL) that may also have additional anti-takeover effects to provisions in our certificate of incorporation, as amended, and by-laws. Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

●	the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

●	upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire our company.

Size of the Board and Vacancies. Our by-laws provide that the exact number of directors is determined by resolution of the Board of Directors. Our Board of Directors has the right to fill any vacancies resulting from death, resignation, disqualification, or removal, as well as any newly created directorships arising from an increase in the size of the Board of Directors.

Amendment of Charter Provisions. The affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock, voting together as a single class, is required to, among other things, amend, alter, change, or repeal certain provisions of our certificate of incorporation, as amended. Our by-laws may only be amended (or new by-laws adopted) by the Board of Directors or the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock represented in person or by proxy at the meeting at which the amendment is voted on.

Undesignated Preferred Stock. Following the filing of the amended and restated certificate of incorporation, we could issue preferred stock that could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring, or preventing a change in control of our company without any action by the stockholders. The effects of issuing preferred stock could include one or more of the following:

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	discouraging, delaying, or preventing changes in control or management of our company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Preferred Stock

This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock that we issue will be governed by our certificate of incorporation, as amended, including the certificate of designations relating to such series of preferred stock, and our by-laws. In this section entitled “Description of Preferred Stock,” references to “we,” “us,” “our,” and “our company” refer only to Applied UV, Inc. and not to its consolidated subsidiaries.

The following descriptions of our capital stock does not purport to be complete and is qualified in all respects by reference to our certificate of incorporation, as amended, our by-laws, and the DGCL.

As of March 31, 2022, 1,250,000 shares of preferred stock have been designated as Series A Preferred Stock of which 552,000 shares were issued to investors in an underwritten public offering in July of 2021 at a public offering price of $25.00 per share and 10,000 shares of preferred stock have been designated as Super Voting Preferred Stock, of which 2,000 are issued and outstanding and beneficially owned by a trust, the trustee of which is our President, Max Munn, and 18,740,000 shares of preferred stock were authorized but remain undesignated and unissued. The Series A Preferred Stock are listed on Nasdaq under the trading symbol “AUVIP.” We may amend from time to time our certificate of incorporation, as amended, to increase the number of authorized shares of preferred stock, which would require the approval of a majority of the voting power of all then outstanding shares of our voting stock, voting together as a single class. Our board of directors, without the approval of our shareholders, may designate any number of authorized but undesignated shares of preferred stock with such rights and preferences as they deem appropriate and issue any number of designated but unissued shares of our preferred stock.

We will fix the rights, preferences, privileges, and restrictions of the preferred stock of each series in the certificate of designations relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include the following, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends, if any;

●	whether any dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale, or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares, when issued in accordance with the terms of the applicable agreement, will be validly issued, fully paid, and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Section 242 of DGCL provides that the holders of each class or series of stock will have the right to vote separately as a class on certain amendments to our certificate of incorporation, as amended, that would affect the class or series of preferred stock, as applicable. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Series A Preferred Stock

The following is a summary of the material terms of our Series A Preferred Stock.

Ranking. The Series A Preferred Stock, as to dividend rights and rights upon our liquidation, dissolution or winding-up, ranks: (i) senior to all classes or series of our common stock and to all other equity securities issued by us expressly designated as ranking junior to the Series A Preferred Stock; (ii) on parity with any future class or series of our equity securities expressly designated as ranking on parity with the Series A Preferred Stock; (iii) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and (iv) effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends. Holders of our Series A Preferred Stock are entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10.5% of the $25.00 liquidation preference per year (equivalent to $2.625 per year), payable monthly in arrears on the 15th day of each month. Dividends on the Series A Preferred Stock accumulate whether or not we are able to pay such dividends under certain of our agreements or even if such dividends are legally restricted or prohibited. We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock) on our common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past dividend periods.

In the event we owe accumulated dividends on our Series A Preferred Stock equal to at least twelve full months of dividends (and sufficient cash or securities have not been deposited with a paying agent for the payment of the accumulated dividends), the number of directors constituting our Board of Directors will be increased by the amount of directors (which we refer to as the “New Preferred Directors”) that when added to the then current number of directors will constitute a majority of the Board of Directors. The term of the New Preferred Directors will last for so long as we are in arrears on our dividends. The ability of the holders of Preferred Stock to elect the New Preferred Directors will also terminate, subject to reinstatement, once we have a dividend payment date on which we are no longer in arrears on our dividends to the extent described above. We established a segregated account that we pre-funded for the first twelve (12) monthly dividend payments.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00, plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity securities ranking junior to the Series A Preferred Stock.

Optional Redemption. The Series A Preferred Stock is generally not redeemable prior to July 16, 2022, subject to certain exceptions. On and after July 16, 2022, the first anniversary of July 16, 2021, to but excluding the second anniversary, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $30.00 per share, plus any accrued and unpaid dividends. On and after July 16, 2023, the second anniversary of July 16, 2021, to but excluding the third anniversary, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $28.00 per share, plus any accrued and unpaid dividends. On and after July 16, 2024, the third anniversary of July 16, 2021, to but excluding the fourth anniversary, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $27.00, plus any accrued and unpaid dividends. On and after July 16, 2025, the fourth anniversary of July 16, 2021, to but excluding the fifth anniversary, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $26.00, plus any accrued and unpaid dividends. On and after July 16, 2026, the fifth anniversary of July 16, 2021, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends.

Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the we will not be prevented from purchasing or acquiring shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock.

Special Optional Redemption and Conversion. If the Series A Preferred Stock is no longer listed on Nasdaq or another national exchange and we are no longer subject to the reporting requirements of the Exchange Act or if a change of control of the Company occurs, we may, at our option (i) redeem the Series A Preferred Stock, in whole or in part, at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends or (ii) convert some or all of the Series A Preferred Stock into a number of shares of our common stock based on a formula contained in the Series A Preferred Stock certificate of designations.

Limited Voting Rights. The holders of our Series A Preferred Stock generally have no voting rights, except on matters that materially and adversely affect the rights of the holders of the Series A Preferred Stock.

Super Voting Preferred Stock

The following is a summary of the material terms of our Super Voting Preferred Stock

Voting Rights. Each share of our Super Voting Preferred Stock entitles its holder to 1,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders.

Dividend Rights. The holders of our Super Voting Preferred Stock are not entitled to any dividend rights.

Liquidation Rights. The holders of the Super Voting Preferred Stock are not entitled to any liquidation preference.

Other Matters. The holders of our Series A Preferred Stock have no subscription, redemption or conversion privileges and are not subject to redemption. Our Series A Preferred Stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Super Voting Preferred Stock are fully paid and non-assessable.

Warrants

As of March 31, 2022, warrants to purchase approximately 192,419 shares of our common stock with a weighted average exercise price per share of $5.84 were outstanding.

The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to our capital stock, see “Description of Securities—Common Stock,” and “Description of Securuties—Preferred Stock.”

We may offer by means of this prospectus warrants for the purchase of our common stock or preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement, or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The agent, if any, will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title and issuer of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currencies in which the price or prices of the warrants may be payable;

●	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

●	the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of security;

●	if applicable, the date on and after which the warrants and any related securities will be separately transferable;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of such securities may be listed;

●	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	the minimum or maximum amount of warrants that may be exercised at any one time;

●	whether the warrants will be issued in fully registered for or bearer form, in global or non-global form, or in any combination of these forms;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain U.S. federal income tax considerations; and

●	any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. If any warrant is exercisable for other securities or other property, the following provisions will apply. Each such warrant may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants. After the close of business on any applicable expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities by delivery of an exercise notice for those warrants, together with certain information, and payment to any agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant agreement provides, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

●	the issuance of a stock dividend to common stockholders or a combination, subdivision, or reclassification of common stock;

●	the issuance of rights, warrants, or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

●	any distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

●	any other events mentioned in the prospectus supplement.

The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants. Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We and any agent for any series of warrants may amend any warrant or rights agreement and the terms of the related warrants by executing a supplemental agreement, without any such warrant holders’ consent, for the purpose of:

●	curing any ambiguity, any defective or inconsistent provision contained in the agreement, or making any other corrections to the agreement that are not inconsistent with the provisions of the warrant certificates;

●	evidencing the succession of another corporation to us and its assumption of our covenants contained in the agreement and the securities;

●	appointing a successor depository, if the securities are issued in the form of global securities;

●	evidencing a successor agent’s acceptance of appointment with respect to any securities;

●	adding to our covenants for the benefit of securityholders or surrendering any right or power we have under the agreement;

●	issuing warrants in definitive form, if such securities are initially issued in the form of global securities; or

●	amending the agreement and the warrants as we deem necessary or desirable and that will not adversely affect the interests of the applicable warrant holders in any material respect.

We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment, for the purpose of adding, modifying, or eliminating any of the agreement’s provisions or of modifying the rights of the holders of warrants. However, no such amendment that:

●	reduces the number or amount of securities receivable upon any exercise of any such security;

●	shortens the time period during which any such security may be exercised;

●	otherwise adversely affects the exercise rights of warrant holders in any material respect; or

●	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger, and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agreement with respect to warrants will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of warrants, however, we may not take any of these actions unless all of the following conditions are met:

●	if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred, or leased must be an entity organized and existing under the laws of the United States, any state, or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement, or other instrument; and

●	we or that successor corporation must not immediately be in default under that agreement.

Enforcement by Holders of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agent for any series of warrants will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any securityholder. A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any securityholder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant exercisable for any property.

Replacement of Certificates

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We will replace any destroyed, lost, stolen, or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That securityholder will also be required to provide indemnity satisfactory to us and the relevant agent before a replacement certificate will be issued.

Title

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We, any agents for any series of warrants, and any of their agents may treat the registered holder of any certificate as the absolute owner of the securities evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

Debt Securities

Any debt securities we may issue, offered by this prospectus and any accompanying prospectus supplement, will be issued under an indenture to be entered into between our company and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies, or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Events of Default”;

●	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

Those who hold certificated debt securities may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. There will be no service charge for any transfer or exchange of certificated debt securities, but there may be a requirement to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Those who hold certificated debt securities may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent, or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets, or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, and Sale of Assets

We will agree in the indenture that we will not consolidate with or merge into any other person, or convey, transfer, sell, or lease our properties and assets substantially as an entirety to any person, unless:

●	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold, or leased, is a corporation organized and existing under the laws of the United States, any state, or the District of Columbia, or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due and such default is not cured within 5 business days;

●	we fail to pay any interest within 30 days after it becomes due;

●	we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

●	certain events involving bankruptcy, insolvency, or reorganization of our company or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency, or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium, or interest) have been cured or waived;

●	all lawful interest on overdue interest and overdue principal has been paid; and

●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency, or reorganization occurs, the principal, premium, and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

●	the trustee fails to institute a proceeding within 60 days after such request; and

●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity following a change of control of our company permitted under the indenture will assume all of our obligations under the indenture and debt securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

●	to cure any ambiguity, defect, or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

●	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time, we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities, or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

●	reduce the rate of or change the time for payment of interest;

●	reduce the principal of or change the stated maturity of the debt securities;

●	make any debt security payable in money other than that stated in the debt security;

●	change the amount or time of any payment required, or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture will permit us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1) to register the transfer or exchange of such debt securities;

(2) to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(3) to compensate and indemnify the trustee; or

(4) to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

●	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;

●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below), which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates, or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if covenant defeasance had not occurred; and

●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of our company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

Rights

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material United States federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

Units

This section outlines some of the provisions of the units and the unit agreements that we may enter into. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace, or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

 Enforcement of Rights

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock, or warrants, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification without Consent of Holders. Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity;

●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent of Holders. Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements and the units will be governed by Delaware or New York law as decided by the Company at the time of issuance.

Form, Exchange, and Transfer

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue each unit in global—that is, book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form.”

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed, or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

●	If we have the right to redeem, accelerate, or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable.

PLAN OF DISTRIBUTION

We and any selling security holders may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from us. These discounts, concessions, or commissions as to any particular underwriter, broker-dealer, or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

●	on any national securities exchange or quotation service on which the common stock or the preferred stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

●	the names of any underwriters, dealers, or agents;

●	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

●	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents; and

●	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Carmel, Milazzo & Feil LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Applied UV, Inc. as of and for the year ended December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Mazars USA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Applied UV, Inc. as of and for the year ended December 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Adeptus Partners, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Documents we have filed with the SEC are also available on our website through the investors link at www.applieduvinc.com. Information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below.

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 7, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 23, 2022;

●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 3, 2022, January 18, 2022, February 23, 2022, March 31, 2022, April 8, 2022, April 22, 2022 and May 23, 2022;

●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 3, 2022, January 18, 2022, February 23, 2022, March 31, 2022, April 8, 2022, April 22, 2022 and May 23, 2022.

All filings by our company pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement are incorporated in this registration statement and deemed to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by our company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these filings, at no cost, through the “Investor” section of our website (www.applieduvinc.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

Applied UV, Inc.
Attention: Secretary
150 N. Macquesten Parkway

Mount Vernon, NY 10550

Telephone: (914) 665-6100

The information contained on our website is not a part of this prospectus.

538,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,188,875 Shares of Common Stock

Applied UV, Inc.

PROSPECTUS SUPPLEMENT

March 27, 2024